Exhibit 99.1

Contact:

Al Kildani

Sr. director, investor relations and

corporate communications

858-410-8653

For Immediate Release

Gen-Probe Reports Financial Results for the First Quarter of 2012

- Company Posts Non-GAAP EPS of $0.55 and GAAP EPS of $0.49 -

- Total Revenues of $153.4 Million Achieved on Strength of Women’s Health Franchise –

- Gen-Probe to be Acquired by Hologic for $82.75 per Share in Cash -

SAN DIEGO, CA, April 30, 2012 — Gen-Probe Incorporated (NASDAQ: GPRO) today reported financial results for the first quarter of 2012, highlighted by total revenues of $153.4 million and non-GAAP earnings per share (EPS) of $0.55.

“Gen-Probe is off to a strong start in 2012 driven by the continued growth of our women’s health franchise,” said Carl Hull, the Company’s chairman and chief executive officer. “We plan to build on that momentum as our new products gain further traction in the marketplace and as we anticipate launching our PANTHER system in the U.S.”

Also today, Gen-Probe and Hologic, Inc. (NASDAQ: HOLX) announced that they have entered into a definitive agreement pursuant to which Hologic will acquire Gen-Probe for $82.75 per share in cash, or a total of approximately $3.7 billion. Please refer to a joint press release issued by the parties today for additional details regarding the transaction.

Financial Results

Key financial results for the first quarter of 2012 were ($ in millions, except EPS):

	Non-GAAP			GAAP
	2012	2011	Change	2012	2011	Change
Product sales	$150.1	$138.1	+9%	$150.1	$138.1	+9%
Total revenues	$153.4	$143.0	+7%	$153.4	$143.0	+7%
Operating profit	$35.6	$38.9	-8%	$31.7	$34.7	-9%
Net income	$25.2	$26.6	-5%	$22.5	$23.3	-3%
EPS	$0.55	$0.54	+2%	$0.49	$0.48	+2%

Revenue Detail

In the first quarter of 2012, clinical diagnostics product sales grew by 7% compared to the prior year period. This increase was driven primarily by domestic and international sales growth in our women’s health franchise, which includes the APTIMA Combo 2® assay for detecting Chlamydia and gonorrhea, the APTIMA Trichomonas assay for detecting Trichomonas vaginalis, and the APTIMA HPV assay for detecting high-risk strains of the human papillomavirus (HPV). Foreign currency fluctuations reduced clinical diagnostics sales by an estimated $0.5 million compared to the prior year period.

In blood screening, first-quarter sales increased by 12% compared to the prior year period, mainly due to greater shipments of TIGRIS® instruments to Novartis, the Company’s blood screening collaboration partner. Foreign currency fluctuations decreased blood screening sales by an estimated $0.1 million compared to the prior year period.

Sales of research products and services in the first quarter of 2012 were $2.7 million, down 13% compared to the prior year period. Foreign currency fluctuations had an immaterial effect on these sales compared to the prior year period.

First quarter product sales were ($ in millions):

	Three Months Ended March 31,		Change
	2012	2011	As Reported	Constant Currency
Clinical Diagnostics	$94.9	$88.3	+7%	+8%
Blood Screening	$52.5	$46.7	+12%	+13%
Research Products and Services	$2.7	$3.1	-13%	-13%

Total Product Sales	$150.1	$138.1	+9%	+9%

Collaborative research revenue in the first quarter of 2012 was $1.4 million, compared to $3.6 million in the prior year period, a decrease of 61% that resulted primarily from an expected decrease in funding from Novartis associated with the development of the fully automated PANTHER® instrument for the blood screening market. The PANTHER system remains on track to be launched into international blood screening markets this year.

Royalty and license revenues in the first quarter of 2012 were $1.9 million, compared to $1.4 million in the prior year period, an increase of 36%.

GAAP Income Statement Details

Gross margin on product sales was 65.1% in the first quarter of 2012, compared to 69.6% in the prior year period. This decrease resulted primarily from higher sales of low-margin instrumentation to Novartis, which are generally a precursor to future assay sales, and lower sales of higher margin PRODESSE influenza products.

Acquisition-related amortization expenses were $2.8 million in both the first quarters of 2012 and 2011.

Research and development (R&D) expenses were $28.6 million in the first quarter of 2012, compared to $29.0 million in the prior year period, a decrease of 1%.

Marketing and sales expenses were $19.0 million in the first quarter of 2012, compared to $16.5 million in the prior year period, an increase of 15% that resulted primarily from the expansion of our women’s health commercial operations and other marketing activities.

General and administrative (G&A) expenses were $19.0 million in the first quarter of 2012, compared to $18.2 million in the prior year period, an increase of 4% that resulted mainly from increases in costs relating to ongoing litigation.

Operating profit was $31.7 million during the first quarter of 2012, compared to $34.7 million in the prior year period, a decline of 9% attributable to product mix and the higher level of marketing and sales expenditures.

Total other income, net, was $2.1 million in the first quarter of 2012, compared to total other income, net, of $0.4 million in the prior year period, an increase of $1.7 million primarily attributed to higher net realized gains on sales of marketable securities.

Income tax expense was $11.3 million in the first quarter of 2012, corresponding to an effective tax rate of 34%.

Non-GAAP Income Statement Details

In the first quarter of 2012, non-GAAP gross margin on product sales, R&D expenses, marketing and sales expenses, and total other income, net, were similar to the corresponding GAAP results.

Excluding transaction-related expenses and restructuring costs, non-GAAP G&A expenses were $17.8 million in the first quarter of 2012, compared to $16.8 million in the prior year period, an increase of 6%.

Non-GAAP operating profit was $35.6 million in the first quarter of 2012, compared to $38.9 million in the prior year period, a decline of 8%.

Non-GAAP income tax expense was $12.5 million in the first quarter of 2012, corresponding to an effective tax rate of 33%.

Cash Flows and Balance Sheet

In the first quarter of 2012, Gen-Probe generated net cash of $31.7 million from operating activities, and spent $9.3 million on property, plant and equipment, leading to free cash flow of $22.4 million.

Gen-Probe continues to maintain a strong balance sheet. As of March 31, 2012, the Company had $401.3 million of cash, cash equivalents and marketable securities, and $248.0 million of short-term debt. The Company pays interest on this debt at a rate 0.6% above the one-month London Interbank Offered Rate (LIBOR), which was recently below 0.3%.

2012 Financial Guidance

Based on the pending acquisition by Hologic, Gen-Probe is simplifying its 2012 financial guidance.

“The Company remains on track to achieve the full-year revenue and earnings targets we outlined in February,” said Herm Rosenman, Gen-Probe’s senior vice president, finance, and chief financial officer. “For the second quarter, we expect a sequential improvement in total revenues of a couple million dollars. On the bottom line, we expect second quarter earnings between 55 and 58 cents per share on a non-GAAP basis, which corresponds to between 51 and 54 cents on a GAAP basis.”

About Non-GAAP Financial Measures

Gen-Probe’s management believes that non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain expenses and other items that may not be indicative of core business results. To supplement the Company’s financial results for the first quarter of 2012 and its 2012 financial guidance, in each case presented in accordance with GAAP, Gen-Probe uses the following financial measures defined as non-GAAP by the SEC: non-GAAP net income, non-GAAP gross margin, non-GAAP R&D expenses, non-GAAP marketing and sales expenses, non-GAAP G&A expenses, non-GAAP operating profit, non-GAAP income tax rate, and non-GAAP EPS. Gen-Probe’s management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Gen-Probe believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Gen-Probe’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Gen-Probe’s historical performance and our competitors’ operating results. Gen-Probe believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Further, our reconciliations of non-GAAP to GAAP operating results, which are included on the attached tables, are presented in the format of consolidated statements of income solely to assist a reader in understanding the impact of the various adjustments to our GAAP operating results, individually and in the aggregate, and are not intended to place any undue prominence on our non-GAAP operating results.

Notes on Presentation

In this news release, all per share amounts are calculated on a diluted basis. Some totals may not foot due to rounding.

Conference Call and Webcast

Hologic and Gen-Probe management will host a conference call at 8:15 a.m. (Eastern) to discuss today’s announcement, Hologic’s second fiscal quarter of 2012 results and Gen-Probe’s first quarter 2012 results. Interested participants may listen to the call by dialing 877-856-1962 (for callers within the U.S.) or 719-325-4863 (for international callers) and referencing code 4975261 approximately 15 minutes prior to the call. The webcast and accompanying slides can be accessed at www.hologic.com or www.gen-probe.com.

A replay of the call will be available through May 18, 2012 at 888-203-1112 (for callers within the U.S.) or 719-457-0820 (for international callers), access code 4975261, and at www.hologic.com or www.gen-probe.com.

Supporting materials for the conference call, including a presentation, will be available on the Investor Relations sections of Hologic’s and Gen-Probe’s websites at http://investors.hologic.com and www.gen-probe.com, respectively.

Gen-Probe’s first quarter earnings conference call, originally scheduled for Thursday, May 3, is canceled.

About Gen-Probe

Gen-Probe is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective molecular diagnostic products and services that are used primarily to diagnose human diseases, screen donated human blood, and ensure transplant compatibility. Gen-Probe is headquartered in San Diego and employs approximately 1,400 people. For more information, go to www.gen-probe.com.

Trademarks

APTIMA, APTIMA COMBO 2, PANTHER and TIGRIS are trademarks of Gen-Probe. All other trademarks are the property of their owners.

Where You Can Find Additional Information

In connection with Gen-Probe’s pending acquisition by Hologic, Gen-Probe will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). GEN-PROBE URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Gen-Probe at http://www.sec.gov, the SEC’s free internet site. Free copies of Gen-Probe’s SEC filings including the proxy statement (when available) are also available on Gen-Probe’s website at http://www.gen-probe.com/.

Gen-Probe and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Gen-Probe’s stockholders with respect to the proposed transaction. Information regarding Gen-Probe’s officers and directors is included in Gen-Probe’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012 with respect to its 2012 Annual Meeting of Stockholders. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Caution Regarding Forward-Looking Statements

Any statements in this news release about our expectations, beliefs, plans, objectives, assumptions or future events or performance, including those under the heading “2012 Financial Guidance,” or regarding Gen-Probe’s pending acquisition by Hologic are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as believe, will, expect, anticipate, estimate, intend, plan and would. For example, statements concerning Gen-Probe’s financial condition, possible or expected results of operations, the development and commercialization of new products, regulatory approvals, future milestones, growth opportunities, market trends, management plans, and the pending acquisition by Hologic are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied. Some of these risks, uncertainties and assumptions include but are not limited to: (i) the risk that we may not achieve our expected 2012 financial targets, (ii) the risk that we may not integrate acquisitions, such as Tepnel, Prodesse and GTI, successfully, (iii) the possibility that the market for the sale of our new products, such as our PANTHER system and PROGENSA PCA3, APTIMA HPV and APTIMA trichomonas assays, may not develop as expected, (iv) the ability of the parties to obtain regulatory approvals or clearance for Gen-Probe’s acquisition by Hologic on the proposed terms and schedule; (v) the potential that the closing conditions of the acquisition may not be satisfied; (vi) the risk that Gen-Probe’s stockholders may not approve the transaction; (vii) the risk that the businesses will not be integrated successfully; (viii) the transaction may involve unexpected costs or unexpected liabilities; (ix) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (x) the enhancement of existing products and the development of new products may not proceed as planned, (xi) the risk that investigational products, including those now in US clinical trials, may not be approved by regulatory authorities or become commercially available in the time frame we anticipate, or at all, (xii) the risk that we may not be able to compete effectively, (xiii) the risk that we may not be able to maintain our current corporate collaborations or enter into new ones, (xiv) our dependence on Novartis and other third parties for the distribution of some of our products, (xv) our dependence on a small number of customers, contract manufacturers and single source suppliers of raw materials, (xvi) changes in third-party reimbursement policies regarding our products could adversely affect sales, (xvii) changes in government regulation or tax policy affecting our diagnostic products could harm our sales, increase our development costs or increase our taxes, (xviii) the risk that our intellectual property may be infringed or invalidated, and (xix) our involvement in patent and other intellectual property and commercial litigation could be expensive and could divert management’s attention. This list includes some, but not all, of the factors that could affect our ability to achieve results described in forward-looking statements. For additional information about risks and uncertainties we face and a discussion of our financial statements and footnotes, see documents we file with the SEC, including our most recent annual report on Form 10-K and all subsequent periodic reports. We assume no obligation and expressly disclaim any duty to update forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

# # #

Gen-Probe Incorporated

Consolidated Balance Sheets—GAAP

(In thousands, except share and per share data)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$138,774	$87,021
Marketable securities	174,409	218,789
Trade accounts receivable, net of allowance for doubtful accounts of $293 and $320 as of March 31, 2012 and December 31, 2011, respectively	67,199	57,767
Accounts receivable—other	2,317	3,446
Inventories	81,331	77,886
Deferred income tax	8,707	8,188
Prepaid expenses	15,792	11,555
Other current assets	3,732	4,967

Total current assets	492,261	469,619
Marketable securities, net of current portion	88,101	62,237
Property, plant and equipment, net	180,270	176,081
Capitalized software, net	17,961	16,992
Patents, net	11,486	11,758
Goodwill	140,385	140,404
Purchased intangibles, net	104,553	106,619
License, manufacturing access fees and other assets, net	61,246	61,738

Total assets	$1,096,263	$1,045,448

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,260	$12,000
Accrued salaries and employee benefits	21,533	28,795
Other accrued expenses	17,584	12,846
Income tax payable	6,428	1,857
Short-term borrowings	248,000	248,000
Deferred revenue	1,413	1,238

Total current liabilities	309,218	304,736
Non-current income tax payable	10,044	10,019
Deferred income tax	19,283	19,283
Deferred revenue, net of current portion	3,644	3,237
Other long-term liabilities	7,910	7,831
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value per share; 20,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 45,342,898 and 45,008,879 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	5	5
Additional paid-in capital	43,954	23,650
Accumulated other comprehensive income (loss)	2,745	(313)
Retained earnings	699,460	677,000

Total stockholders’ equity	746,164	700,342

Total liabilities and stockholders’ equity	$1,096,263	$1,045,448

Gen-Probe Incorporated

Consolidated Statements of Income—GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues
Product sales	$150,117	$138,112
Collaborative research revenue	1,351	3,568
Royalty and license revenue	1,914	1,358

Total revenues	153,382	143,038

Operating expenses
Cost of product sales (excluding acquisition-related intangible amortization)	52,371	41,943
Acquisition-related intangible amortization	2,759	2,805
Research and development	28,586	28,963
Marketing and sales	19,045	16,522
General and administrative	18,954	18,153

Total operating expenses	121,715	108,386

Income from operations	31,667	34,652
Other income (expense)
Investment and interest income	2,538	735
Interest expense	(543)	(503)
Other income, net	128	177

Total other income, net	2,123	409

Income before income tax	33,790	35,061
Income tax expense	11,330	11,784

Net income	$22,460	$23,277

Net income per share
Basic	$0.50	$0.49

Diluted	$0.49	$0.48

Weighted average shares outstanding
Basic	45,124	47,861

Diluted	46,204	49,004

Gen-Probe Incorporated

Consolidated Statements of Income-Non-GAAP Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2012			Three Months Ended March 31, 2011
	Non-GAAP	Adjustments	GAAP	Non-GAAP	Adjustments	GAAP
Revenues:
Product sales	$150,117	$—	$150,117	$138,112	$—	$138,112
Collaborative research revenue	1,351	—	1,351	3,568	—	3,568
Royalty and license revenue	1,914	—	1,914	1,358	—	1,358

Total revenues	153,382	—	153,382	143,038	—	143,038

Operating expenses:
Cost of product sales (excluding acquisition-related intangible amortization)	52,281	90	52,371	41,852	91	41,943
Acquisition-related intangible amortization	—	2,759	2,759	—	2,805	2,805
Research and development	28,586	—	28,586	28,963	—	28,963
Marketing and sales	19,045	—	19,045	16,522	—	16,522
General and administrative	17,847	1,107	18,954	16,800	1,353	18,153

Total operating expenses	117,759	3,956	121,715	104,137	4,249	108,386

Income from operations	35,623	(3,956)	31,667	38,901	(4,249)	34,652
Other income (expense)
Investment and interest income	2,538	—	2,538	735	—	735
Interest expense	(543)	—	(543)	(503)	—	(503)
Other income, net	128	—	128	177	—	177

Total other income, net	2,123	—	2,123	409	—	409

Income before income tax	37,746	(3,956)	33,790	39,310	(4,249)	35,061
Income tax expense	12,519	(1,189)	11,330	12,756	(972)	11,784

Net income	$25,227	$(2,767)	$22,460	$26,554	$(3,277)	$23,277

Net income per share
Basic	$0.56	$(0.06)	$0.50	$0.55	$(0.06)	$0.49

Diluted	$0.55	$(0.06)	$0.49	$0.54	$(0.06)	$0.48

Weighted average shares outstanding
Basic	45,124		45,124	47,861		47,861

Diluted	46,204		46,204	49,004		49,004

Gen-Probe Incorporated

Consolidated Statements of Cash Flows—GAAP

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Operating activities
Net income	$22,460	$23,277
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,448	11,345
Amortization of premiums on investments, net of accretion of discounts	2,037	2,673
Stock-based compensation	6,152	6,036
Excess tax benefit from employee stock-based compensation	(1,246)	(1,425)
Deferred revenue	477	97
Deferred income tax	(245)	(615)
Loss on disposal of property and equipment	52	24
Changes in assets and liabilities
Trade and other accounts receivable	(8,117)	(2,816)
Inventories	(3,506)	3,420
Prepaid expenses	(4,062)	(2,116)
Other current assets	1,161	(536)
Other long-term assets	199	(132)
Accounts payable	2,228	(3,196)
Accrued salaries and employee benefits	(7,725)	(7,847)
Other accrued expenses	4,566	(40)
Income tax payable	5,902	11,500
Other long-term liabilities	(49)	456

Net cash provided by operating activities	31,732	40,105

Investing activities
Proceeds from sales and maturities of marketable securities	144,227	30,460
Purchases of marketable securities	(127,119)	(5,731)
Purchases of property, plant and equipment	(9,265)	(10,762)
Purchases of capitalized software	(1,738)	(780)
Purchases of intangible assets, including licenses and manufacturing access fees	(825)	(923)
Other	408	501

Net cash provided by investing activities	5,688	12,765

Financing activities
Repurchase and retirement of common stock	—	(47,972)
Proceeds from issuance of common stock and employee stock purchase plan shares	14,232	17,390
Repurchase and retirement of restricted stock for payment of taxes	(1,124)	(358)
Excess tax benefit from employee stock-based compensation	1,246	1,425
Borrowings	—	10,000

Net cash provided by (used in) financing activities	14,354	(19,515)

Effect of exchange rate changes on cash and cash equivalents	(21)	518

Net increase in cash and cash equivalents	51,753	33,873
Cash and cash equivalents at the beginning of period	87,021	59,690

Cash and cash equivalents at the end of period	$138,774	$93,563